SCHEDULE 14A INFORMATION

                  Consent Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential for use by Commission only
    (as permitted by Rule 14a-6)e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Materials Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                              CCA Industries, Inc.
                    ---------------------------------------
                    Name of Registrant Specified in Charter


                              CCA Industries, Inc.
                     -------------------------------------
                     Name of Person Filing Proxy Statement


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

       ------------------------------------------------------------------------


    2) Aggregate number of securities to which transaction applies:

       ------------------------------------------------------------------------


    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

       ------------------------------------------------------------------------


    4) Proposed maximum aggregate value of transaction:

       ------------------------------------------------------------------------


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:      ____________________________________________

    2) Form, Schedule or
       Registration statement No.:  ____________________________________________

    3) Filing Party:                ____________________________________________

    4) Date Filed:                  ____________________________________________

                              CCA INDUSTRIES, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  July 11, 2002

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CCA INDUSTRIES, INC., a Delaware corporation (hereinafter, the "Company"), will be held on July 11, 2002, at 4 p.m., at the Company's offices, 200 Murray Hill Parkway, East Rutherford, New Jersey 07073 (Tel. # 201-330-1400), for the following purposes:

MANAGEMENT PROPOSALS

     1. To elect directors to serve on the Board of Directors for the ensuing year.

     2. To approve management's appointment of Sheft Kahn & Company L.L.P. as the Company's independent certified public accountants for the fiscal year ending November 30, 2002.

                                      * * *

     Such other business, if any, as may properly come before the meeting or any adjournment thereof, shall also be considered.

     The identified proposals are more fully described, and related information is presented, in the Proxy Statement accompanying this notice.

     Only shareholders of record at the close of business on May 31, 2002 are entitled to notice of the meeting, and to vote at the meeting and at any continuation or adjournment thereof.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/  IRA W. BERMAN
                                              ----------------------------------
                                              IRA W. BERMAN,
                                              Corporate Secretary and
                                              Chairman of the Board

East Rutherford, New Jersey
May 24, 2002


--------------------------------------------------------------------------------
     WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES AND IN THE ENVELOPE PROVIDED THEREFOR.
--------------------------------------------------------------------------------

                              CCA INDUSTRIES, INC.

                        East Rutherford, New Jersey 07073

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

     The enclosed proxy is solicited on behalf of the Board of Directors of CCA INDUSTRIES, INC., a Delaware corporation (hereinafter, the "Company"), for use at its Annual Meeting of Shareholders to be held on July 11, 2002, at 4 p.m. Shareholders of record on May 31, 2002 will be entitled to vote. The meeting will be held at the Company's offices: 200 Murray Hill Parkway, East Rutherford, New Jersey 07073 (Tel. # 201-330-1400).

     The Company intends to mail this Proxy Statement, and the Company's Annual Report for the 2001 fiscal year, on or about June 6, 2002.


                                   I. GENERAL
A. VOTING

     The Company, as provided in and by its Certificate of Incorporation, has two authorized classes of common stock, denominated Common Stock and Class A Common Stock, and one authorized class of preferred stock, denominated Preferred Stock.

     On May 24, 2002, there were 6,242,823 shares of Common Stock and 1,029,930 shares of Class A Common Stock outstanding. As of the date of this statement, no Preferred Stock is issued, and the Board has no pending negotiation or plan concerning any expected issuance of Preferred Stock.

     Owners of Common Stock and owners of Class A Common Stock are entitled to one vote for each share of stock held, and the voting and other rights of each class are equivalent except in respect of the election of directors.

     In respect of the election of directors, the Class A Common Stock shareholders have the right to elect four directors and the Common Stock shareholders have the right to elect three. (In consequence, no proposal to alter or change the right of Class A Common Stock shareholders to elect a majority of directors could be effectively voted unless a separate majority of the Class A Common Stock shares were voted therefor.)

     A quorum, counting proxies and shares represented in person, is necessary to the voting upon proposals proposed by Management, and other business that may properly come before the Annual Meeting. Fifty percent (50%) of all outstanding shares constitutes a quorum for all purposes other than the election of directors. In respect thereof, fifty percent (50%) of the outstanding shares of Common Stock is a quorum for the election of directors to be elected by holders of Common Stock, and fifty percent (50%) of the outstanding shares of Class A Common Stock is a quorum for the election of directors to be elected by holders of Class A Common Stock.

     Nonvoting of shares (whether by abstention, broker non-vote or otherwise), other than the potential effect of denying a quorum, has no impact on voting.


B. SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND 5% OWNERS

     The following table sets forth certain information regarding the ownership of the Company's Common Stock and Class A Common Stock as of May 24, 2002 by (i) all those known by the Company to be owners of as much as five (5%) percent of the outstanding shares of Common Stock and/or Class A Common Stock, (ii) each Officer and Director, and (iii) Officers and Directors as a group. Moreover, it presents individual ownership of "Option Shares," and the aggregate Option Shares ownership of Officers and Directors (with Option Shares representing the number of shares purchasable upon exercise of options exercisable within 60 days). Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares owned (subject to community property laws, where applicable), and is beneficial owner of them.

                                                                    OWNERSHIP,
                                                                       AS A
                                                                  PERCENTAGE OF
                                         NUMBER OF                  ALL SHARES
                                        SHARES OWNED               OUTSTANDING/
                                    -----------------                ASSUMED
                                    COMMON               OPTION    OWNERSHIP-
NAME AND ADDRESS                     STOCK    CLASS A    SHARES   OPTION SHARES
----------------                    -------   -------   -------   -------------
David Edell                         369,685   484,615   257,500   12.13/15.22
c/o CCA Industries, Inc.
200 Murray Hill Parkway
East Rutherford, NJ 07073

Ira W. Berman                       334,745   473,615   302,000   11.47/15.11
c/o CCA Industries, Inc.

Drew Edell                           51,250         0    75,000      .73/1.77
c/o CCA Industries, Inc.

Dunnan Edell                         41,250         0    75,000      .59/1.63
c/o CCA Industries, Inc.

Jack Polak                           25,000     2,700    25,000       .39/.75
98 Park Avenue
New York, NY 10016

Stanley Kreitman                          0         0    25,000         0/.35
c/o CCA Industries, Inc.

Rami G. Abada                             0         0    25,000         0/.35
c/o CCA Industries, Inc.

John Bingman                              0         0         0           0/0
c/o CCA Industries, Inc.

Officers and Directors              821,930   960,930   784,500    25.3/32.79
as a group (8 persons)


                                   TABLE NOTES

     The numbers shown as "Option Shares" assume that unexercised options, exercisable within 60 days, have been exercised (and, thus, that subject shares, not actually owned, are actually owned). The percentage ownership figure, "Assumed Ownership-Option Shares," aggregates the assumptions for the group of Officers and Directors and, for each individual owner, presents a measurement which assumes that the particular individual has exercised such options and purchased subject shares, but that no other owner of such options has `exercised and purchased.'

     David Edell, Ira Berman and Jack Polak own over 90% of the outstanding shares of Class A Common Stock.

     Messrs. David Edell, Dunnan Edell, Drew Edell and Ira Berman are officers and directors. John Bingman is an officer. Messrs. Polak, Kreitman, and Abada are directors.

C. EXECUTIVE COMPENSATION

     i. SUMMARY COMPENSATION TABLE

     The following table summarizes compensation earned in the 2001, 2000, and 1999 fiscal years by the Company's Chief Executive Officer and all of the executive officers whose fiscal 2001 compensation exceeded $100,000 (the "Named Officers").


                                           ANNUAL COMPENSATION          LONG-TERM COMPENSATION
                                     -------------------------------   ------------------------
                                                                       NUMBER OF
                                                               ALL       SHARES
                                                              OTHER     COVERED
                                                             ANNUAL     BY STOCK      OTHER
                                                             COMPEN-    OPTIONS     LONG-TERM
NAME AND PRINCIPAL POSITION   YEAR    SALARY       BONUS    SATION(1)  GRANTED(2)  COMPENSATION
---------------------------   ----   --------    --------   --------   ---------   ------------
David Edell, ...............  2001   $514,399    $247,806   $ 35,985       0             0
President and Chief           2000    425,372     132,221     12,552       0             0
Executive Officer             1999    401,468     111,546     17,088       0             0

Ira W. Berman, .............  2001    514,399(3)  247,806     24,117       0             0
Secretary and Executive       2000    425,372(3)  132,221     11,775       0             0
Vice President                1999    401,468(3)  111,546     16,666       0             0

Dunnan Edell, ..............  2001    232,595       4,231      2,914       0             0
Executive Vice                2000    218,076       4,194      2,723       0             0
President--Sales              1999    200,000      15,000      7,614       0             0

Drew Edell, ................  2001    187,596       3,365        816       0             0
Vice President                2000    175,000       3,365        577       0             0
Manufacturing                 1999    150,000      12,000      1,468       0             0

John Bingman, ..............  2001    101,354      20,000      2,926       0             0
Treasurer                     2000     98,662        --          855       0             0
                              1999     93,416       1,862        756       0             0

------------------

(1) Includes the personal-use value of Company-leased automobiles, the value of Company-provided life insurance, the value of Company-provided health insurance that is made available to all employees, and director-fees paid to Messrs. David, Dunnan and Drew Edell and Ira Berman.

(2)  Includes $99,396 paid to Ira W. Berman & Associates, P.C.

     ii.  FISCAL 2001 OPTION GRANTS AND OPTION
          EXERCISES; YEAR-END OPTION VALUATION

     No new options were granted to any of the Named Officers in fiscal 2001.

     The next table identifies 2001 fiscal-year option exercises by Named Officers, and reports a valuation of their options.


                      NUMBER OF
                        SHARES                NUMBER OF SHARES COVERED     VALUE OF UNEXERCISED
                     ACQUIRED ON     VALUE     BY UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS AT
                       EXERCISE    REALIZED     AT NOVEMBER 30, 2001       NOVEMBER 30, 2000(1)
                     -----------   --------   ------------------------   -----------------------
David Edell ........   200,000     $100,000           257,500                    $218,875
Ira W. Berman ......   200,000      100,000           302,000                     256,700
Dunnan Edell .......         0           --            75,000                      63,750
Drew Edell .........         0           --            75,000                      63,750
John Bingman .......         0           --                 0                          --

----------------

(1) In-the-money options are those 'priced' below the Common Stock market price at November 30, 2001, and "value," as represented, calculates the difference between market price and the respective exercise prices of in-the-money options at that fiscal year-end date.

     The following table identifies the stock options held by Named Officers and all other officers and directors, the exercise prices of which have been reduced during the past 10 years.


                                REPRICED OPTIONS

                    NUMBER     ORIGINAL   ORIGINAL
                  OF SHARES   GRANT DATE    PRICE    DATES REPRICED  NEW PRICES
                  ---------  ------------ --------  ---------------  ----------
David Edell ....   100,000   Aug. 1, 1997   $2.50   11/3/98-5/24/01  $1.50-$.50
Ira W. Berman ..   100,000   Aug. 1, 1997    2.50   11/3/98-5/24/01   1.50-$.50
Dunnan Edell ...    50,000   Aug. 1, 1997    2.50   11/3/98-5/25/01   1.50-$.50
Drew Edell .....    50,000   Aug. 1, 1997    2.50   11/3/98-5/24/01   1.50-$.50
Stanley Kreitman    25,000   Aug. 1, 1997    2.50   11/3/98-5/24/01   1.50-$.50
Rami Abada .....    25,000   Aug. 1, 1997    2.50   11/3/98-5/24/01   1.50-$.50
Dunnan Edell ...    25,000  June 10, 1995    4.50   6/10/00-5/24/01   1.50-$.50
Drew Edell .....    25,000  June 10, 1995    4.50   6/10/00-5/24/01   1.50-$.50

---------------

     The full Board of Directors authorized each of the referenced repricings in consequence of declining market valuations, inconsistent with the Company's realizable value. (See the Annual Report on Form 10-K, for the fiscal year ended November 30, 2001, for additional details.)

     iii. COMPENSATION OF DIRECTORS

     Each 'outside' director (Messrs. Kreitman, Polak and Abada) was paid $2,000 per meeting for attendance of board meetings in fiscal 2001. No other compensation was paid to any director for directorship duties or meeting attendance. No new options were granted to any director in fiscal 2001.

     The full Board of Directors met three times in the 2001 fiscal year.

     iv. EXECUTIVE COMPENSATION PRINCIPLES;
         AUDIT AND COMPENSATION COMMITTEES

     The Audit Committee of the Board of Directors, comprised of Ira W. Berman, Stanley Kreitman, Jack Polak and Rami Abada, met three times in fiscal 2001. (An Audit Committee Charter was adopted by the full Board of Directors in fiscal 2000, and a copy of it was appended to the Proxy Statement disseminated for and in respect of the Company's 2001 Annual Meeting.)

     Mr. Berman, the Company's Board Chairman, its Corporate Secretary, and one of its Vice Presidents, is not an "independent" member, but each of the other Audit Committee Members are "independent," as defined by the National Association of Securities Dealers (in "NASD" listing requirements).

     Re fiscal 2001, the Audit Committee (a) reviewed and discussed the Company's audited financial statements, with management; (b) received and discussed the information required to be discussed, pursuant to Auditing Standards and SEC regulations, with the Company's independent auditors; (c) received written disclosures, and the letter concerning same, from the independent auditors as required by SEC regulations and described by Independence Standard Board Standards; (d) discussed the independence of the auditors, with the auditors; and (e) recommended that the audited financial statements be included in the Company's Annual Report on Form 10-K.

     The Company's Executive Compensation Program, administered by the Compensation Committee (the membership of which is the same as the Audit Committee), is based on guiding principles designed to align executive compensation with Company values and objectives, business strategy, management initiatives, and financial performance, and has an established program to:

o Reward executives for long-term strategic management and the enhancement of shareholder value.

o Integrate compensation programs with both the Company's annual and long-term strategic planning.

o Support a performance-oriented environment that rewards performance not only with respect to Company goals but also Company performance as compared to industry performance levels.

     v. EMPLOYMENT CONTRACTS/COMPENSATION PROGRAM

     The total compensation program consists of both cash and equity based compensation. The Compensation Committee determines the level of salary and bonuses, if any. The Committee determines the salary or salary range based upon competitive norms. Actual salary changes are based upon performance.

     On March 17, 1994, the Board of Directors approved 10-year employment contracts (hereinbelow, the "Edell/Berman Contracts") for David Edell and Ira Berman (with Mr. Edell and Mr. Berman abstaining). Pursuant thereto, each was provided a base salary of $300,000 in fiscal 1994, with a year-to-year CPI or 6% increment, plus 2.5% of the Company's pre-tax income, less depreciation and amortization (the "2.5% measure"), plus 20% of the base salary, as bonus.

     In February 1999, the 2.5% measure in the bonus provisions of the Edell/Berman Contracts was amended so as to calculate it against earnings before income taxes, less depreciation, amortization, and expenditures for media and cooperative advertising in excess of $8,000,000.

     On May 24, 2001, the Edell/Berman Contracts were amended to increase their base annual salaries to $400,000, and to extend the terms through November 30, 2007.

     Long-term incentives are provided through the issuance of stock options.

     vi. STOCK OPTION PLANS

     The Company's 1994 Stock Option Plan covers 1,000,000 shares of its Common Stock.

     (The Company's 1984 Stock Option Plan covered 1,500,000 shares of its Common Stock, and its 1986 Stock Option Plan covered 1,500,000 shares. Each of those plans has expired, and no options issued under either are outstanding, or yet exercisable.)

     The 1994 Option Plan provides (as had the 1984 and 1986 plans) for the granting of two (2) types of options: "Incentive Stock Options" and "Nonqualified Stock Options". The Incentive Stock Options (but not the Nonqualified Stock Options) are intended to qualify as "Incentive Stock Options" as defined in Section 422(a) of The Internal Revenue Code. The Plans are not qualified under Section 401(a) of the Code, nor subject to the provisions of the Employee Retirement Income Security Act of 1974.

     Options may be granted under the Options Plans to employees (including officers and directors who are also employees) and consultants of the Company, provided, however, that Incentive Stock Options may not be granted to any non-employee director or consultant.

     Option plans are administered and interpreted by the Board of Directors. (Where issuance to a Board member is under consideration, that member must abstain.) The Board has the power, subject to plan provisions, to determine the persons to whom and the dates on which options will be granted, the number of shares subject to each option, the time or times during the term of each when options may be exercised, and other terms. The Board has the power to delegate administration to a Committee of not less than two (2) Board members, each of whom must be disinterested within the meaning of Rule 16b-3 under the Securities Exchange Act, and ineligible to participate in the option plan or in any other stock purchase, option or appreciation right under plan of the Company or any affiliate. Members of the Board receive no compensation for their services in connection with the administration of option plans.

     Option Plans permit the exercise of options for cash, other property acceptable to the Board or pursuant to a deferred payment arrangement. The 1994 Plan specifically authorizes that payment may be made for stock issuable upon exercise by tender of Common Stock of the Company; and the Executive Committee is authorized to make loans to option exercisers to finance optionee tax-consequences in respect of option exercise, but such loans must be personally guaranteed and secured by the issued stock.

     The maximum term of each option is ten (10) years. No option granted is transferable by the optionee other than upon death.

     Under the plans, options will terminate three (3) months after the optionee ceases to be employed by the Company or a parent or subsidiary of the Company unless (i) the termination of employment is due to such person's permanent and total disability, in which case the option may, but need not, provide that it may be exercised at any time within one (1) year of such termination (to the extent the option was vested at the time of such termination); or (ii) the optionee dies while employed by the Company or a parent or subsidiary of the Company or within three (3) months after termination of such employment, in which case the option may, but need not provide that it may be exercised (to the extent the option was vested at the time of the optionee's death) within eighteen (18) months of the optionee's death by the person or persons to whom the rights under such option pass by will or by the laws of descent or distribution; or (iii) the option by its terms specifically provides otherwise.

     The exercise price of all nonqualified stock options must be at least equal to 85% of the fair market value of the underlying stock on the date of grant. The exercise price of all Incentive Stock Options must be at least equal to the fair market value of the underlying stock on the date of grant. The aggregate fair market value of stock of the Company (determined at the date of the option grant) for which any employee may be granted Incentive Stock Options in any calendar year may not exceed $100,000, plus certain carryover allowances. The exercise price of an Incentive Stock Option granted to any participant who owns stock possessing more than ten (10%) of the voting rights of the Company's outstanding capital stock must be at least 110% of the fair market value on the date of grant and the maximum term may not exceed five (5) years.

     Consequences to the Company: There are no Federal income tax consequences to the Company by reason of the grant or exercise of an Incentive Stock Option.

     EQUITY COMPENSATION PLAN INFORMATION


                                                 (A)                 (B)                       (C)
                                                                                      NUMBER OF SECURITIES
                                                                                      REMAINING AVAILABLE
                                                                                      FOR FUTURE ISSUANCE
                                       NUMBER OF SECURITIES    WEIGHTED-AVERAGE           UNDER EQUITY
                                        TO BE ISSUED UPON     EXERCISE PRICE OF        COMPENSATION PLANS
                                           EXERCISE OF       OUTSTANDING OPTIONS,    (EXCLUDING SECURITIES
PLAN CATEGORY                          OUTSTANDING OPTIONS    WARRANTS AND RIGHTS   REFLECTED IN COLUMN (A))
-------------                          -------------------   --------------------   ------------------------
Equity Compensation plans approved
  by security holders .................      784,500                $.50                      -0-
Equity Compensation plans not
  approved by security holders ........          -0-                  --                      -0-
Total .................................      784,500                $.50                       --

     vii. PERFORMANCE GRAPH

     Set forth below is a line graph (followed by a numerical table) comparing cumulative total shareholder return on the Company's Common Stock, through five years (December 1996 - December 2001), with the cumulative total return of companies in the NASDAQ Stock Market (U.S.) and the cumulative total return of Dow Jones's Cosmetics/Personal Care Index during the same period.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
          AMONG CCA INDUSTRIES, INC., THE DOW JONES TOTAL MARKET INDEX
                       AND THE DOW JONES COSMETICS INDEX


                    [GRAPHICAL REPRESENTATION OF DATA CHART]



* $100 invested on 12/31/96 in stock of index including reinvestment of dividends.


                            CUMULATIVE TOTAL RETURN*

                               11/96   11/97   11/98   11/99  11/00   11/01
                               -----   -----   -----   -----  -----   -----
CCA Industries, Inc. .........  100      95      54      49     24      56
DJ Equity Market .............  100     132     165     202    183     161
DJ Cosmetics/Personal Care ...  100     123     128     114    109     100

----------------

* $100 invested on November 30, 1996 in stock and indices, including reinvestment of dividends.

D. THE BOARD OF DIRECTORS AND STANDING COMMITTEES

     The Company's Board of Directors has no nominating committee. Its Audit and Compensation Committee members are Messrs. Stanley Kreitman, Jack Polak, Rami Abada and Ira Berman.

E. RELATED DIRECTORS AND/OR OFFICERS

     David Edell is the Company's President and Chief Executive Officer. He is also a director. Drew Edell and Dunnan Edell are his sons. Both are directors, and Vice-Presidents of the Company.

     Ira Berman is the Company's Secretary and an Executive Vice-President, and Chairman of its Board of Directors. Rami Abada, a director, is his son-in-law.

F. AUDIT FEES

     Its independent auditors (Sheft, Kahn & Company, L.L.P.) charged the Company as follows, for fiscal 2001 services (and was paid the sums charged):
(a) approximately $81,000 for the fiscal 2001 year-end audit of the Company's financial statements; (b) approximately $54,000 for interim reviews; (c) $1,000 for "Financial Information Systems" services; and (d) approximately $40,000 for other professional services (tax, management consulting, etc.)

     The Audit Committee considered all fees paid to Sheft, Kahn & Company in recent years, and in the 2001 fiscal year, and concluded that no fee-issue threatens their `independence.'


G. REVOCABILITY OF PROXIES

     Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time before its exercise. Thus, it may be revoked prior to its exercise by the filing of an instrument of revocation, or a duly executed proxy bearing a later date, with the Secretary of the Company at the Company's principal executive office. A proxy holder can also revoke a filed proxy by attending the meeting and voting in person.


H. SOLICITATION OF PROXIES

     It is estimated that the costs associated with proxy solicitation will be approximately $15,000. The Company will bear the entire cost of solicitation, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy, and any additional material furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others, for forwarding of such material to beneficial owners. The Company may reimburse such persons their forwarding costs. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid for any such services.


I. SHAREHOLDER PROPOSALS FOR THE YEAR 2003

     Proposals of shareholders that are intended to be presented at the Company's year 2003 Annual Meeting of Shareholders must be received by the Company no later than February 13, 2003 in order to be included in the Company's proxy materials relating to that meeting.

                            II. MANAGEMENT PROPOSALS
                                 PROPOSAL NO. 1
                      NOMINATION AND ELECTION OF DIRECTORS

     All seven seats on the Company's Board of Directors are subject to one year terms and annual election. Four are subject to election by holders of Class A Common Stock and three by holders of Common Stock. Each director holds office until the next Annual Meeting of Shareholders and until a successor is elected and has qualified, or until death, resignation or removal.

     The four nominees proposed for election by the holders of the Company's Class A Common Stock (David Edell, Ira Berman, Jack Polak and Stanley Kreitman) already serve as directors, as do the three proposed for election by the holders of Common Stock (Dunnan Edell, Drew Edell and Rami G. Abada). All of the re-nominated directors have agreed to continue to serve if re-elected.

     Set forth below is information regarding all nominees, including information they have furnished concerning their principal occupations and certain other directorships, and their ages as of May 24, 2002. (The stock ownership of each of the nominees is presented above, under "Share Ownership of Directors, Officers and 5% Owners.")

     a. CLASS A COMMON STOCK NOMINEES

     (No vote or proxy is solicited in respect of the Class A nominees, since three of them - Messrs. Berman, Polak and David Edell - own in excess of 90% of the Class A Common Stock shares, and they have jointly proposed themselves, and Mr. Kreitman, for re-election.)

     David Edell, age 70, is a director, and the Company's President and Chief Executive Officer. Prior to his association with the Company he was a marketing and financial consultant; and, by 1983, he had extensive experience in the health and beauty aids field as an executive director and/or officer of Hazel Bishop, Lanolin Plus and Vitamin Corporation of America.

     Ira W. Berman, age 70, is the Company's Executive Vice President and Corporate Secretary. He is also Chairman of the Board of Directors. Mr. Berman is an attorney who has been engaged in the practice of law since 1955. He received a Bachelor of Arts Degree (1953) and Bachelor of Laws Degree (1955) from Cornell University, and is a member of the American Bar Association.

     Jack Polak, age 89, has been a private investment consultant since April 1982, and holds a tax consultant certification in The Netherlands. He was a director and member of the Audit and Compensation Committee of K.T.I. Industries, Inc., from February 1995 until 1999, when K.T.I., a waste-to-energy business was 'taken over' by Casella Industries. Since March 2000, he has been a director of Oakhurst Industries, a public company that owns an automotive accessories distributor, a waste-to-energy tire facility, and a road construction company.

     Stanley Kreitman, age 70, has been Vice Chairman of the Board of Manhattan Associates, an equity - investment firm, since 1994. He is also a director of Medallion Financial Corp., an SBIC. Mr. Kreitman has been Chairman of the Board of Trustees of the New York Institute of Technology since 1989, and of Crime-Stoppers Nassau County (NY), since 1994. Since February 1999 and June 1999, respectively, he has been a member of the Board of Directors of K.S.W. Corp. and P.M.C.C. Mortgage Corp. He is also a director and/or executive committee member of the following organizations: The New York City Board of Corrections, The New York City Police Foundation, St. Barnabas Hospital, The New York College of Osteopathic Medicine, and the Police Athletic League. From 1975 until 1993, he was President of United States Banknote Corporation, a securities printer.

     b. COMMON STOCK NOMINEES

     Dunnan Edell, age 46, is the son of David Edell and the brother of Drew Edell. He has been a director since 1994. A Senior Vice President-Sales, he joined the Company in 1984 and was appointed Divisional Vice-President in 1986. He was employed by Alleghany Pharmacal Corporation from 1982 to 1984, and by Hazel Bishop from 1977 to 1981.

     Rami G. Abada, age 42, is the President and Chief Operating Officer of the publicly-owned Jennifer Convertibles, Inc. He has been its Chief Operating Officer since April of 1994. From 1982 to 1994, he was a Vice President of Operations in the Jennifer Convertibles organization. Mr. Abada, who is Ira Berman's son-in-law, earned a B.B.A. in 1981 upon his graduation from Bernard Baruch College of The City University of New York.

     Drew Edell, age 44, is the son of David Edell and the brother of Dunnan Edell. He is a graduate of Pratt Institute, with a degree in Industrial Design. He joined the Company in 1983, and has been its Vice President- Product Development and Production, since 1985.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH OF THE COMMON STOCK NOMINEES AS PROPOSED IN THIS PROPOSAL NO. 1. A MAJORITY OF THE COMMON STOCK VOTE IS REQUIRED FOR APPROVAL.

                                 PROPOSAL NO. 2

                       APPROVAL OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed the firm of Sheft Kahn & Company L.L.P., independent certified public accountants (the "Auditors"), to audit the accounts and certify the financial statements of the Company for the fiscal year ending November 30, 2002. The appointment shall continue at the pleasure of the Board of Directors, subject to approval by the shareholders. The Auditors have acted as the Company's auditors since 1983.

     The Board of Directors expects that one or more representatives of the Auditors will be present at the meeting. The Auditors will then be given the opportunity to make a statement, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 2. A MAJORITY OF THE AGGREGATED CLASS A COMMON STOCK AND COMMON STOCK VOTE IS REQUIRED FOR APPROVAL.

                               III. OTHER MATTERS

     The Board of Directors knows of no other matters to be presented, but if any other matters properly come before the Annual Meeting it is intended that the persons holding proxies will vote thereon in accordance with their best judgments.

     When a proxy in the form enclosed with this Proxy Statement is returned properly executed, the shares represented thereby will be voted as indicated thereon or, if no direction is indicated, in accordance with the recommendations of the Board of Directors.


                               IV. CERTAIN REPORTS

     Based upon reports furnished to the Company, all reports required to be filed during or concerning the Company's 2001 fiscal year, by officers, directors and principal shareholders, pursuant to Section 16 of the Securities Exchange Act of 1934 (Form 3, Initial Statement of Beneficial Ownership; Form 4, Statement of Changes of Beneficial Ownership; and Form 5, Annual Statement of Beneficial Ownership), were timely filed with the Securities and Exchange Commission.


                                            By Order of the Board of Directors

                                            /s/  IRA W. BERMAN
                                            ------------------------------------
                                            Ira W. Berman,
                                              Chairman of the Board of Directors

East Rutherford, New Jersey
May 24, 2002

--------------------------------------------------------------------------------

                              CCA INDUSTRIES, INC.
                         ANNUAL MEETING OF SHAREHOLDERS

     The undersigned, revoking all prior proxies, hereby appoints David Edell and Ira W. Berman, and each of them, proxies and attorneys in fact, with power of substitution, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of CCA INDUSTRIES, INC., to be held at its offices, 200 Murray Hill Parkway, East Rutherford, New Jersey, on July 11, 2002 at 4:00 p.m., and to vote as directed below upon the proposals, and in their discretion upon such other business as may properly come before the meeting or any adjournment thereof (all as more fully set forth in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged).

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, IT WILL BE VOTED "FOR" THE ELECTION OF DREW EDELL, RAMI G. ABADA AND DUNNAN EDELL AS DIRECTORS, AND "FOR" THE APPOINTMENT OF SHEFT KAHN & COMPANY L.L.P.

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 [x] Please mark your
     votes as in this
     example.

                 FOR    WITHHELD
1. Election of   [ ]      [ ]       Nominees:
   Directors                                 Drew Edell
                                             Rami G. Abada
                                             Dunnan Edell

2. Ratification of this Board of Directors'     FOR     AGAINST     ABSTAIN
   appointment of Sheft Kahn & Company'         [ ]       [ ]         [ ]
   L.L.P. as the Company's independent,
   certified public accountants for the
   fiscal year ending November 30, 2002.

For, except vote withheld from the following nominee(s).
--------------------------------------------------------


SIGNATURE(S)_______________________________________________ DATED:______________

NOTE: Please sign exactly as your name appears hereon. Each joint owner must sign. Executors, Administrators, Trustees, etc. should indicate those capacities.


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